UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2016

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) adopted the Second Amended and Restated By-Laws (the “By-Laws”), effective as of the date hereof. A description of certain key provisions in the By-Laws is provided below.

•	Stockholder Nomination of Directors: The revised By-Laws clarify procedures for nominating persons for election to the Board. The revised By-Laws also clarify information required in notices from stockholders nominating persons for election to the Board and proposing other corporate actions. Such notices must include information regarding the stockholder, its affiliates and associates and information as to whether the stockholder has complied with all disclosure requirements with respect to the Company’s securities. (Article 2, Section 2.6)
•	Stockholder Voting Standard: The revised By-Laws provide that for all matters other than a contested election of directors, the outcome of shareholder votes shall be determined by a majority of all votes cast on the matter affirmatively or negatively. The revised By-Laws also provide that a director shall be elected by the majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present, provided, however, that, in the case of a director nominee in a Contested Election (as such term is defined in the revised By-Laws), the Board, in its sole discretion, may determine that directors shall be elected by a plurality of the votes cast in any Contested Election. (Article 2, Section 2.8)
•	Stockholder Meeting Procedures: The revised By-Laws revise certain procedural requirements with respect to the conduct of meetings and provide that the Chairman of the Board or any other person specifically designated by the Board shall preside over meetings of stockholders and prescribe applicable procedural rules. Additionally, the revised By-Laws state that special meetings of the Company may be called exclusively by (i) the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Company, (ii) the Board of Directors or (iii) the request in writing of stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Company issued and outstanding and entitled to vote. (Article 2, Sections 2.1 and 2.3)
•	Director Resignation: The revised By-Laws specify that a director may resign or voluntarily retire upon written notice given to the Chairman of the Board or the Board, and such resignation or retirement shall become effective upon giving of the notice, unless the notice specifies a later effective date. (Article 3, Section 3.3.4)
•	Notice of Board Meetings: The revised By-Laws allow special meetings of the Board to be called on 24 hours’ notice to each director. (Article 3, Section 3.6)
•	Board Action: The revised By-Laws state that Board action taken at a meeting shall be determined by a vote of a majority of the directors present, provided a quorum is present at that time. The revised By-Laws also provide that the Board or any of its committees may take action without a meeting by unanimous consent in writing or by electronic transmission. (Article 3, Sections 3.7 and 3.8)
•	Board Meeting Procedures: The revised By-Laws provide that the Chairman of the Board (or his or her designee) shall have full authority to control the process of any stockholder or Board meeting. (Article 2, Section 2.1)
•	Removal of Directors: The revised By-Laws state that the stockholders of the Company may remove a member of the Board by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock entitled to vote. (Article 3, Section 3.3.3)
•	Description of Offices of President, Secretary, Treasurer and Executive Officers: The revised By-Laws include a description of the office of the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. (Article 6, Sections 6.7-6.11)
•	Voting Securities: The revised By-Laws state that all stock and other securities of any other corporation owned or held by the Company for itself, or for other parties in any capacity, and all proxies with respect thereto, shall be executed by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by any Principal Officer (as such term is defined in the revised By-Laws). (Article 7, Section 7.4)

•	Amendments: The revised By-Laws state that (i) the stockholders of the Company may alter, amend, repeal or remove the By-Laws or any portion thereof only by the affirmative vote of sixty six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders duly called, however that no such change to any By-Law may alter, modify, waive, abrogate or diminish the Company’s obligation to provide indemnity called for by Article 10 of the revised By-Laws, the Articles of Incorporation or any applicable law, and (ii) notwithstanding the above, the Board may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal the By-Laws or any portion thereof, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company. (Article 12, Sections 12.1-12.2)

The amendments to the By-Laws also include immaterial language changes and clarifying or conforming changes. The foregoing summary description is qualified in its entirety by reference to the copy of the Amended and Restated By-Laws filed hereto as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of MusclePharm Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Interim Chief Executive Officer

Date: September 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of MusclePharm Corporation